Exhibit 10.16
                                 PROMISSORY NOTE
$300,000.00                                                November 17, 1999
                                                           Indianapolis, Indiana

     FOR VALUE RECEIVED, I, Jerry L. Hellyer, Sr. ("Maker"), residing at 10710 Compass Court, Indianapolis, Indiana 46256, do hereby promise to pay to the order of Multi-Link Telecommunications, Inc., a Colorado corporation ("Holder") at 4704 Harlan Street, Denver, Colorado 80212, the principal sum of Three Hundred Thousand Dollars ($300,000) (the "Loan"), with interest thereon at a rate equal to three percent (3%) in excess of the interest rate published by The Wall Street Journal as the Prime Rate on the date hereof (which interest rate shall be adjusted prior to the Maturity Date (as hereinafter defined) to reflect any change in the Prime Rate between the date hereof and the Maturity Date) on or before December 31, 2000 (the "Maturity Date"), which obligation is secured by a pledge of 150,000 common shares of Holder owned by Maker pursuant to a Stock Pledge Agreement of even date herewith. If more than one Prime Rate is published in The Wall Street Journal for a day, the average of the Prime Rates so published shall be used to adjust the interest rate charged on the principal balance hereof, and such average shall be rounded up to the nearest One-Quarter of One Percent (.25%). If The Wall Street Journal ceases to publish a Prime Rate, Holder shall select a substantially similar publication that does publish a Prime Rate to be used to adjust the interest rate charged on the principal balance hereof. If the Prime Rate is no longer generally published or becomes limited, regulated, or administered by a governmental or quasi-governmental body, Holder shall select a comparable interest rate index to adjust the interest rate charged on the principal balance hereof.

     Upon the failure of Maker to timely pay the Loan, the outstanding principal balance of the Loan shall at the option of Holder become immediately due and payable. Upon and during the continuance of such default, the outstanding principal balance hereof shall bear interest at eighteen percent (18%) per annum, and Holder shall also have all other remedies available to it under law or in equity. Maker does hereby waive presentment and demand for payment, notice of dishonor, protest and notice of protest and nonpayment and all other notices of any kind. Maker does hereby waive relief from valuation and appraisement laws. No release of any security for the Loan or extension of time for payment of any part thereof, and no alteration, amendment or waiver of any provision of this Note made by agreement between Holder or any person or party shall release, modify, amend, waive, extend, change, discharge, terminate, or affect the liability of Maker. No notice to or demand on Maker shall be deemed to be a waiver of the obligation of Maker or of the right of Holder to take further action without further notice or demand as provided for in this Note. Further, acceptance by Holder of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be a default hereunder.

     Borrower may prepay the entire outstanding principal balance of the Loan at any time, without penalty. In the event it is necessary for Holder to retain an attorney to collect the Loan (or any part thereof) or to protect or foreclose the security therefor (regardless of whether a legal action is brought), Holder shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for the fees of attorneys for services rendered on its behalf.

     This Note shall be governed, construed, applied and enforced in accordance with the laws of the State of Colorado and shall not be modified except through written instrument or superseding agreement executed by Maker and Holder, their successors in interest, or their lawful representatives. Any action or


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proceeding seeking to enforce any provision of this Note shall be brought in the courts of the State of Colorado and Maker consents to the jurisdiction of such courts and waives any objection to venue laid therein.

     IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and year first above written.

                                     "MAKER"


                                     /s/ Jerry L. Hellyer, Sr.
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                                     Jerry L. Hellyer, Sr.

















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